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                                                                   EXHIBIT 10.40


                                                                       No. N-___

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER SUCH ACT. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND/OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                         AMERICAN TECHNOLOGY CORPORATION
                     UNSECURED SUBORDINATED PROMISSORY NOTE


$                                                          San Diego, California
 -------------------                                           December 23, 2004

AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), for value received hereby promises to pay to , or its assigns, the sum of ($ ), or such lesser amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, which shall all be due and payable, unless earlier prepaid pursuant to the terms hereof, on the earlier to occur of (i) December 31, 2006, or (ii) when declared due and payable by the Holder upon the occurrence and during the continuance of an Event of Default (as defined below) ("Maturity Date"). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder as defined below.

         This note ("Note") is one of a series of notes issued pursuant to the Promissory Note and Warrant Purchase Agreement dated as of December 23, 2004 by and between the Company and the purchasers described therein (the "Purchase Agreement"), which notes are collectively referred to as the "Notes". Holder and the Company agree that they shall be bound by all the terms, conditions and provisions of the Purchase Agreement. Capitalized terms used, but not otherwise defined herein, shall have the meaning given to such terms in the Purchase Agreement.

         The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. DEFINITIONS. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

         1.1 "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Note.


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         1.2 "Holder," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note; provided that any Holder shall be bound by the terms and conditions of this Note and the Purchase Agreement.

2. INTEREST. The Company shall pay interest on the unpaid principal balance from the Closing Date at the rate of eight percent (8%) per annum, or the maximum rate permissible under the laws of the State of California relating to permissible rates of interest for commercial loans, whichever is less (the "Interest Rate"). Interest shall be calculated on the daily unpaid principal balance hereof based on the actual number of days elapsed in the interest payment period over a year of 365 days, or 366 days, as appropriate. Each payment shall be credited first to interest then due, and the balance, if any, to principal.

3. PAYMENT SCHEDULE. All payments under this Note must be made pro rata to the holders of all Notes outstanding at the time of any such payment based on the total principal and interest then due to each such Holder. Interest shall be due and payable quarterly, in arrears, on or before the first day of each calendar quarter, with the first interest payment due on or before April 1, 2005. This Note may be prepaid in whole or in part from time to time without penalty after June 30, 2005. In addition, unless the holders of a majority of the outstanding principal balance under the Notes then held by Non-Affiliates agree otherwise, the Company shall be required to use 40% of the net cash proceeds from each Equity Financing (defined below) to prepay the Notes. For purposes of this Note, "Equity Financing" shall mean a financing where capital stock or securities convertible into capital stock of the Company are sold for cash proceeds by the Company. The term "Equity Financing" shall not include: (a) any exercise of the Warrants; (b) any exercise of other warrants of the Company outstanding on the date of this Note; (c) any conversion of convertible securities of the Company outstanding on the date hereof which pursuant to their terms may be converted or exercised to Common Stock without payment of further cash consideration to the Company; (d) the exercise of options, warrants or other Common Stock purchase rights issued to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans, agreements or other arrangements that are approved by the Board of Directors of the Company or the Compensation Committee thereof; (e) shares of capital stock or securities convertible into capital stock of the Company issued or issuable for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors; (f) shares of capital stock or securities convertible into capital stock of the Company issued or issuable pursuant to any equipment leasing arrangement; (g) shares of capital stock or securities convertible into capital stock of the Company issued or issuable pursuant to any debt financing from a bank or similar financial institution approved by the Board of Directors; (h) shares of capital stock or securities convertible into capital stock of the Company issued or issuable with the approval of the Board of Directors to customers or vendors of the Company or to persons with similar commercial relationships with the Company; or (i) shares of capital stock or securities convertible into capital stock of the Company issued or issuable pursuant to corporate partnering transactions on terms approved by the Board of Directors. If not otherwise prepaid, the outstanding principal amount hereof and any unpaid accrued interest hereon shall be due and payable on the Maturity Date.


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4. EVENTS OF DEFAULT. If any of the events specified in this SECTION 4 shall occur (herein individually referred to as an "Event of Default"), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

         4.1 Default in the payment of the principal and unpaid accrued interest of this Note when due and payable if such default is not cured by the Company within thirty (30) days after the Holder has given the Company written notice of such default; or

         4.2 The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

         4.3 If, within ninety (90) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation or dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within ninety (90) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

5. RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may declare all outstanding principal and accrued interest due under this Note and payable by the Company hereunder to be immediately due and payable in cash, by notice in writing to the Company.

6. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined.

         6.1 SENIOR INDEBTEDNESS. As used in this Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Company to banks, commercial finance lenders, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), and (ii) amounts owed to equipment lessors pursuant to equipment lease lines approved by the Company's Board of Directors, and (iii) all indebtedness of the Company evidenced by notes, debentures, bonds or other securities of the Company which are designated by and approved by the Company's Board of Directors, and (iv) all obligations and liabilities in connection with the lease of real property, and (v) all modifications, renewals, extensions and refundings of indebtedness, liabilities or obligations of the kind described in any of the preceding clauses, provided, however no indebtedness of the Company, all or part


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of which is convertible into equity, and no indebtedness which has a material equity component shall be designated as Senior Indebtedness by the Company without the consent of the holders of a majority of the outstanding principal balance under the Notes then held by Non-Affiliates.

         6.2 DEFAULT ON SENIOR INDEBTEDNESS. If there should occur any receivership insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangement with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence of an Event of Default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be satisfied, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payment in respect of the principal of and interest on this Note, except subject to the satisfaction of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been satisfied, no payment shall be made in respect of the principal of or interest on this Note, unless within three (3) months after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

         6.3 EFFECT OF SUBORDINATION. Subject to the rights, if any, of the holders of Senior Indebtedness under this SECTION 6 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this SECTION 6 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

         6.4 SUBROGATION. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of SECTION 6.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this SECTION 6 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.


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         6.5 UNDERTAKING. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the holder of any Senior Indebtedness in order to implement the foregoing provisions of this SECTION 6.

         6.6 PRO RATA DISTRIBUTION In the event that the Company's assets are insufficient to satisfy the Holder of this Note and the holders of all other Notes issued pursuant to the Purchase Agreement, the Company's available assets shall be distributed pro rata to all such holders based on the total principal and interest then due to each such holder.

7. REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder agrees to be bound by the terms and conditions, and makes the representations and warranties, in the Purchase Agreement.

8. USURY. Holder acknowledges it has been advised by the Company that the Company believes the Interest Rate payable herein is exempt from the usury provisions of the General Corporations Law of the State of California ("GCLC"), pursuant to Section 25118 of the California Corporations Code, provided, however, the Company expressly disclaims any representation or warranty that the Interest Rate payable in this Note is exempt from the usury provisions of the GCLC under such section or is otherwise exempt from the usury provisions of applicable California law.

9. ADDITIONAL RESTRICTIONS ON TRANSFER AND INTEREST EARNED. Registry books are kept at the office of the Company. The transfer of this Note must be registered on the registry of the Company. This Note must be surrendered for transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder hereof or its attorney-in-fact, duly authorized in writing. Thereafter, one or more new Notes, or authorized denominations, and for the same aggregate principal amount, shall be issued to the designated transferee or transferees. The parties intend that the interest earned under this Note shall be "portfolio interest" of an "obligation in registered form" for U.S. income tax purposes in accordance with IRC Sections 871(h) and 881(c) and Treasury Regulation Section 1.871-14.

10. ASSIGNMENT. Subject to the restrictions on transfer described herein, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

11. EXPENSES; WAIVERS. In the event that any dispute among the parties to this Note should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Note, including without limitation, such reasonable fees and expenses of attorney's and accountants, which shall also include, without limitation, all fees, costs and expenses of appeals. Except as otherwise set forth herein, the Company hereby waives notice of default, presentation or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Note.


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12. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holders of a majority of the face amount of all then outstanding Notes.

13. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with SECTION 7.8 of the Purchase Agreement.

14. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws. 15. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be issued this 23rd day of December 2004.

                                    AMERICAN TECHNOLOGY CORPORATION



                                    By:
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                                    Title:
                                           -------------------------------------

Acknowledged and Agreed:


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By:
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Title:
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Address:
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